Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the statement of additional information in this Post-Effective Amendment No. 6 to Registration Statement No. 333-185238 on Form N-1A of Blackstone Alternative Multi-Strategy Fund, a series of Blackstone Alternative Investment Funds.

/s/ Deloitte & Touche LLP

New York, New York

June 3, 2014